                                                                  EXHIBIT 10.04



SURETY CAPITAL CORPORATION    OVERTON BANK AND TRUST   Loan Number  9765401
1825 PRECINCT LINE ROAD       NATIONAL ASSOCIATION     Date  6-23-95
STE 100                       4200 SOUTH HULEN         Maturity Date  1-23-96
HURST, TX  76054-3107         FORT WORTH TX 76109      Loan Amount  $500,000.00
                                                       Renewal Of  9765401

           BORROWER'S NAME AND ADDRESS                                 LENDER'S NAME AND ADDRESS
"I" includes each borrower above, joint and severally.   "You" means the lender, its successors and assigns.


For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of FIVE HUNDRED THOUSAND DOLLARS AND 00/100 Dollars $**500,000.00**

X Single Advance: I will receive all of this principal sum of $500,000.00. No additional advances are contemplated under this note.
___ Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On __________________ I will receive the amount of $_____________________ and future principal advances are contemplated.
  Conditions:  The conditions for future advances are _________________________
_______________________________________________________________________________
_______________________________________________________________________________
  ___  Open End Credit:  You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on ________________________________.
  ___  Closed End Credit:  You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
INTEREST: I agree to pay interest on the outstanding principal balance from JUNE 23, 1995 at the rate of 11.50% per year until FIRST CHANGE DATE.
X Variable Rate:  This rate may then change as stated below.
  X  Index Rate:  The future rate will be 2.00% OVER the following index rate:
       OVERTON BANK AND TRUST, NATIONAL ASSOCIATION BASE RATE.
       _______________________________________________________________________
  X  Ceiling Rate:  The interest rate ceiling for this note is the QUARTERLY ceiling rate announced by the Credit Commissioner from time to time.
  X  Frequency and Timing:  The rate on this note may change as often as DAILY.
       A change in the interest rate will take effect ON THE SAME DAY.
  ___  Limitations:  During the term of this loan, the applicable annual interest rate will not be more than __________________% or less than _________________%.
  Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:
  X  The amount of each scheduled payment will change.          X     The amount
of the final payment will change.
  ___ _________________________________________________________________________
ACCRUAL METHOD:  Interest will be calculated on an ACTUAL/360 basis.
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
  ___ on the same fixed or variable rate basis in effect before maturity (as indicated above).
  X  at a rate equal to HIGHEST RATE PERMITTED BY LAW.
___ LATE CHARGE: If a payment is made more than _____________ days after it is due, I agree to pay a late charge of __________________________________________
_______________________________________________________________________________
___  ADDITIONAL CHARGES:  In addition to interest, I agree to pay the following charges which ___ are ___ are not included in the principal amount above: _________________________________________________________________
PAYMENTS:  I agree to pay this note as follows:
X Interest:  I agree to pay accrued interest ON DEMAND, BUT IF NO DEMAND IS MADE
     QUARTERLY BEGINNING SEPTEMBER 23, 1995.
___ Principal: I agree to pay the principal ON DEMAND, BUT IF NO DEMAND IS MADE THEN ON JANUARY 23, 1996.
_______________________________________________________________________________
___ Installments: I agree to pay this note in _________ payments. The first payment will be in the amount of $ ________________ and will be due __________. A payment of $____________ will be due ________________________________________
___________________________________________________ thereafter.  The final payment of the entire unpaid balance and interest will be due _________________
_____________________.
ADDITIONAL TERMS:



  SEE SEPARATE SECURITY AGREEMENT DATED JUNE 23, 1995

   THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL
     AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
          CONTRADICTED BY EVIDENCE OF PRIOR,
         CONTEMPORANEOUS, OR SUBSEQUENT ORAL
              AGREEMENTS OF THE PARTIES.

             THERE ARE NO UNWRITTEN ORAL
           AGREEMENTS BETWEEN THE PARTIES.


Signature of Lender


         /s/ Frank Wagnon
___________________________________________________
FRANK WAGNON

PURPOSE:  The purpose of this loan is RENEWAL.
_______________________________________________

SIGNATURES:  I AGREE TO THE TERMS OF THIS NOTE
(INCLUDING THOSE ON PAGE 2).  I have
received a copy on today's date.


       /s/ C. Jack Bean
_______________________________________________
C. JACK BEAN


_______________________________________________


APPLICABLE LAW: The law of the state of Texas will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.

PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).

INTEREST: If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advance at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.

INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.

ACCRUAL METHOD: The amount of interest that I pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year." If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.

POST MATURITY RATE: For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.

SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph below.

MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.

PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.

SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.

  "Right to receive money from you" means:

  (1)  any deposit account balance I have with you;

  (2) any money owed to me on an item presented to you or in your possession for collection or exchange; and

  (3)  any repurchase agreement or other nondeposit obligation.

  "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.

  If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement
Account or other tax-deferred retirement account.

  You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.

DEFAULT: I will be in default on this loan and any agreement securing this loan if any one or more of the following occurs:

  (1) I fail to perform any obligation which I have undertaken in this note or any agreement securing this note; or

  (2) you, in good faith, believe that the prospect of payment or the prospect of my performance of any other of my obligations under this note or any agreement securing this note is impaired.

  If any of us are in default on this note or any security agreement, you may exercise your remedies against any or all of us.

REMEDIES: If I am in default on this note you have, but are not limited to, the following remedies:

  (1) You may demand immediate payment of my debt under this note (principal, accrued unpaid interest, and other accrued charges).

  (2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set-Off" paragraph herein.

  (3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.

  (4)  You may refuse to make advances to me or allow purchases on credit by me.

  (5)  You may use any remedy you have under state or federal law.

  By selecting any one or more of these remedies, you do not give up your right to later use any other remedy. By waiving your right to declare an event to be in a default, you do not waive your right to later consider the event as a default if it continues or happens again.

COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

WAIVER: I give up my rights to require you to do certain things. I will not require you to:

  (1)  demand payment of amounts due (presentment);

  (2)  obtain official certification of nonpayment (protest);

  (3)  give notice that amounts due have not been paid (notice of dishonor);

  (4)  give notice of intent to accelerate; or

  (5)  give notice of acceleration.

OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that it has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.

CREDIT INFORMATION: I agree and authorize you to obtain credit information about me from time to time (for example, by requesting a credit report) and to report to others your credit experience with me (such as a credit reporting agency). I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.

NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.

                                SECURITY AGREEMENT
                          (Collateral Pledge Agreement)

                                                            DATE  JUNE 23, 1995


DEBTOR     SURETY CAPITAL CORPORATION      SECURED   OVERTON BANK AND TRUST,
                                           PARTY     NATIONAL ASSOCIATION


BUSINESS
   OR
RESIDENCE                                  ADDRESS
 ADDRESS   1825 PRECINCT LINE RD STE 100             4200 SOUTH HULEN


 CITY,                                     CITY,
STATE &                                    STATE &
ZIP CODE   HURST, TX  76054-3107           ZIP CODE  FORT WORTH, TX  76109


1.   Security Interest and Collateral.  To secure (check one):
  ___ the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"),
  XX the debt, liability or obligation of the Debtor to secured party evidenced by the following: A NOTE IN THE AMOUNT OF $500,000.00 DATED 6-23-95, and any extensions, renewals or replacements thereof (herein referred to as the "Obligations"),
Debtor hereby grants Secured Party a security interest (herein called the "Security Interest") in (check one):
  ___ all property of any kind now or at any time hereafter owned by Debtor, or in which Debtor may now or hereafter have an interest, which may now be or may at any time hereafter come into the possession or control of Secured Party or into the possession or control of Secured Party's agents or correspondents, whether such possession or control is given for collateral purposes or for safekeeping, together with all rights in connection with such property (herein called the "Collateral"),
  XX   the property owned by Debtor and held by Secured Party that is described as follows: 3,695,840 SHARES TEXAS BANK STOCK; CERT. #931, 914, 913, 911, 910, 919, 920, 921, 924, 925, 928, 926, 927, 930, 923, 922, together with all rights in connection with such property (herein called the "Collateral").

2. Representations, Warranties and Covenants. Debtor represents, warrants and covenants that:
  (a) Debtor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if required by Secured Party.
  (b) Debtor is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral.
  (c) Debtor will keep the Collateral free and clear of all liens, encumbrances and security interests, except the Security Interest.
  (d) Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral.
  (e) At any time, upon request by Secured Party, Debtor will deliver to Secured Party all notices, financial statements, reports or other communications received by Debtor as an owner or holder of the Collateral.
  (f) Debtor will upon receipt deliver to Secured Party in pledge as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.

    THIS AGREEMENT CONTAINS ADDITIONAL PROVISIONS SET FORTH ON PAGE 2 HEREOF,
                       ALL OF WHICH ARE MADE A PART HEREOF.



                                        SURETY CAPITAL CORPORATION



                                        By
                                           ------------------------------------
                                            C JACK BEAN

                                        Title:
                                              ---------------------------------


                                        By
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

                              ADDITIONAL PROVISIONS


3. Rights of Secured Party. Debtor agrees that Secured Party may at any time, whether before or after the occurrence of an Event of Default and without notice or demand of any kind, (i) notify the obligor on or issuer of any Collateral to make payment to Secured Party of any amounts due or distributable thereon, (ii) in Debtor's name or Secured Party's name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral, (iii) receive all proceeds of the Collateral, and (iv) hold any increase or profits received from the Collateral as additional security for the Obligations, except that any money received from the Collateral shall, at Secured Party's option, be applied in reduction of the Obligations, in such order of application as Secured Party may determine, or be remitted to Debtor.

4. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"); (i) Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, or shall fail to observe or perform any covenant or agreement herein binding on it; (ii) any representation or warranty by Debtor set forth in this Agreement or made to Secured Party in any financial statements or reports submitted to Secured Party by or on behalf of Debtor shall prove materially false or misleading; (iii) a garnishment summons or a writ of attachment shall be issued against or served upon the Secured Party for the attachment of any property of the Debtor or any indebtedness owing to Debtor; (iv) Debtor or any guarantor of any Obligation shall (A) be or become insolvent (however defined); (B) voluntarily file, or have filed against it involuntarily, a petition under the United States Bankruptcy Code; or (C) if a corporation, partnership or organization, be dissolved or liquidated or, if a partnership, suffer the death of a partner or, if an individual, die; or (D) go out of business; (v) Secured Party shall in good faith believe that the value then realizable by collection or disposition of the Collateral, after deduction of expenses of collection and disposition, is less than the aggregate unpaid balance of all Obligations then outstanding; (vi) Secured Party shall in good faith believe that the prospect of due and punctual payment of any or all of the Obligations is impaired.

5. Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may exercise any one or more of the following rights or remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise all voting and other rights as a holder of the Collateral; (iii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including the right to offer and sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Collateral, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933; and if notice to Debtor of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least 10 calendar days prior to the date of intended disposition or other action; (iv) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. Upon the occurrence of the Event of Default described in Section 4(iv)(B), all Obligations shall be immediately due and payable without demand or notice thereof.

6. Miscellaneous. Any disposition of the Collateral in the manner provided in Section 5 shall be deemed commercially reasonable. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Collateral, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. Debtor will reimburse Secured Party for all expenses (including attorney's fees and legal expenses) incurred by Secured Party in the protection, defense or enforcement of the Security Interest, including expenses incurred in any litigation or bankruptcy or insolvency proceedings. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. This Agreement shall be governed by the laws of the state in which it is executed and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said state, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. If this Agreement is signed by more than one person as Debtor, the term "Debtor" shall refer to each of them separately and to both or all of them jointly, all such persons shall be bound both severally and jointly with the other(s); and the Obligations shall include all debts, liabilities and obligations owed to Secured Party by a Debtor solely or by both or several or all Debtors jointly or jointly and severally, and all property described in Section 1 shall be included as part of the Collateral, whether it is owned jointly by both or all Debtors or is owned in whole or in part by one (or more) of them.